Exhibit 99.1 FOR IMMEDIATE RELEASE
Green Plains Partners Reports Third Quarter 2023 Financial Results

Results for the Third Quarter of 2023
•Net income of $9.4 million, or $0.40 per common unit
•Adjusted EBITDA of $12.7 million and distributable cash flow of $10.7 million
•Quarterly cash distribution of $0.455 per unit
•Distribution coverage ratio of 0.99x; LTM distribution coverage ratio of 0.99x
•Leverage ratio, net of cash; 0.72x Adjusted EBITDA

OMAHA, Neb., October 31, 2023 (BUSINESS WIRE) - Green Plains Partners LP (NASDAQ:GPP) (the “partnership” or “Green Plains Partners”) today announced financial and operating results for the third quarter of 2023. Net income attributable to the partnership was $9.4 million, or $0.40 per common unit, for the third quarter of 2023, compared with net income of $10.2 million, or $0.43 per common unit, for the same period in 2022.

The partnership also reported adjusted EBITDA of $12.7 million and distributable cash flow of $10.7 million for the third quarter of 2023, compared with adjusted EBITDA of $13.0 million and distributable cash flow of $11.3 million for the same period in 2022. Distribution coverage was 0.99x for the three months ended September 30, 2023.

Third Quarter Highlights and Recent Developments
•On October 19, 2023, the board of directors of the partnership’s general partner declared a quarterly cash distribution of $0.455 per unit, or approximately $10.8 million, for the third quarter of 2023. The distribution is payable on November 10, 2023, to unitholders of record at the close of business on November 3, 2023.
•On September 16, 2023, Green Plains Partners and Green Plains Inc. (“Green Plains”) entered into a definitive merger agreement pursuant to which Green Plains will acquire all of the publicly held common units of Green Plains Partners not already owned by Green Plains and its affiliates, in exchange for a combination of Green Plains common stock and cash. Under the merger agreement, each outstanding common unit of Green Plains Partners that Green Plains and its affiliates do not already own will be converted into the right to receive 0.405 shares of Green Plains common stock and $2.00 in cash, plus an amount of cash equal to unpaid distributions from the end of the last quarter for which a quarterly distribution was made to the closing date, as determined in accordance with the merger agreement, without interest.

Results of Operations
Consolidated revenues for the three months ended September 30, 2023 increased by $0.1 million compared with the same period for 2022. Operations and maintenance expenses increased by $0.4 million for the three months ended September 30, 2023, compared with the same period for 2022. General and administrative expenses increased $1.8 million for the three months ended September 30, 2023 compared with the same period for 2022 primarily due to transaction costs related to the merger agreement.

During the third quarter of 2023, Green Plains’ average production utilization rate was approximately 93.9% of capacity. Ethanol throughput was 225.1 million gallons, which exceeded the contracted minimum volume commitment. As a result, a prior period deficiency credit of $0.4 million was utilized toward the excess volume. The cumulative balance of minimum volume deficiency credits available to Green Plains Trade as of September 30, 2023 was $1.3 million. If these credits are unused by Green Plains Trade, $0.1 million will expire on March 31, 2024 and $1.2 million will expire on June 30, 2024. These credits have been recognized in revenue by the partnership, and as such, future volumes throughput by Green Plains Trade in excess of the quarterly minimum volume commitment, up to the amount of these credits, will not be recognized in revenue in future periods.

GREEN PLAINS PARTNERS LP
SELECTED OPERATING DATA
(unaudited, in million gallons)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Var.	2023	2022	% Var.
Product volumes (mmg)
Storage and throughput services	225.1	219.7	2.5%	629.3	649.4	(3.1)%

Terminal services
Affiliate	32.8	24.2	35.5	89.2	79.2	12.6
Non-affiliate	23.6	23.7	(0.4)	74.1	68.9	7.5
	56.4	47.9	17.7	163.3	148.1	10.3

Railcar capacity billed (daily avg.)	69.6	74.7	(6.8)	71.0	73.0	(2.7)

Liquidity and Capital Resources
Total liquidity as of September 30, 2023 consisted of $19.1 million in cash and cash equivalents. Total debt outstanding was $55.6 million, net of unamortized debt issuance costs of $0.3 million.

Conference Call Information
On October 31, 2023, Green Plains Partners LP and Green Plains Inc. will host a joint conference call at 9 a.m. Eastern time (8 a.m. Central time) to discuss third quarter of 2023 financial and operating results for each company. Domestic and international participants can access the conference call by dialing 888.210.4215 and 646.960.0269, respectively, and referencing conference ID 5027523. Participants are advised to call at least 10 minutes prior to the start time. Alternatively, the conference call will be accessible on Green Plains Partners’ website https://ir.greenplainspartners.com/events-presentations.

Non-GAAP Financial Measures
Adjusted EBITDA and distributable cash flow are supplemental financial measures used to assess the partnership’s financial performance. Management believes adjusted EBITDA and distributable cash flow provide investors useful information in assessing the partnership’s financial condition and results of operations. Adjusted EBITDA is defined as earnings before interest, depreciation and amortization, plus adjustments for transaction costs related to acquisitions or financing transactions, unit-based compensation expense, net gains or losses on asset sales, and the partnership’s proportional share of EBITDA adjustments of our equity method investee. Distributable cash flow is defined as adjusted EBITDA less interest paid or payable, net of interest received, income taxes paid or payable, maintenance capital expenditures and the partnership’s proportionate share of distributable cash flow adjustments of our equity method investee. References to LTM refer to results from the immediately preceding twelve-month period. Adjusted EBITDA and distributable cash flow are not presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and therefore should not be considered in isolation or as alternatives to net income or any other measure of financial performance presented in accordance with GAAP to analyze the partnership’s results.

About Green Plains Partners LP
Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low carbon biofuels, renewable feedstocks for advanced biofuels and high purity alcohols for use in cleaners and disinfectants. Green Plains is an innovative producer of ultra-high protein and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. Green Plains also owns a 48.8% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP. For more information, visit www.gpreinc.com.

Forward-Looking Statements
All statements in this press release (and oral statements made regarding the subjects of this communication), including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements relying on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the partnership, which could cause actual results to differ materially from such statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include, but are not limited to, statements regarding the ability of the partnership and Green Plains to consummate the transactions contemplated by the merger agreement; the anticipated completion of the proposed transaction and the timing thereof; and the expected future growth, dividends and distributions of the combined company; and plans and objectives of management for future operations. Forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “should,” “will,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” and variations of these words or similar expressions (or the negative versions of such words or expressions). While the partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated costs savings, synergies and other benefits of the proposed transaction; the possible diversion of management time on transaction-related issues; local, regional and national economic conditions and the impact they may have on the partnership, Green Plains and their customers; disruption caused by health epidemics, such as the COVID-19 outbreak; conditions in the ethanol and biofuels industry, including a sustained decrease in the level of supply or demand for ethanol and biofuels or a sustained decrease in the price of ethanol or biofuels; commodity market risks, including those that may result from weather conditions; the financial condition of the partnership’s or Green Plains’ customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from the proposed transaction; changes in safety, health, environmental and other governmental policy and regulation, including changes to tax laws; the results of any reviews, investigations or other proceedings by government authorities; and the performance of the partnership and Green Plains.

The foregoing list of factors is not exhaustive. The forward-looking statements in this press release speak only as of the date they are made and the partnership assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities and other applicable laws. We have based these forward-looking statements on our current expectations and assumptions about future events. While the partnership’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the partnership’s control. These risks, contingencies and uncertainties relate to, among other matters, the risks and uncertainties set forth in the “Risk Factors” section of the partnership’s Annual Report on Form 10-K for the year ended December 31, 2022, and Quarterly Reports on Form 10-Q for the three months ended March 31, 2023 and June 30, 2023, respectively, each filed with the Securities and Exchange Commission (the “SEC”), and any subsequent reports filed by the partnership with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Consolidated Financial Results

GREEN PLAINS PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$19,096	$20,166
Accounts receivable, including from affiliates	11,981	12,997
Other current assets	1,521	1,410
Total current assets	32,598	34,573
Property and equipment, net	24,764	26,137
Operating lease right-of-use assets	48,740	47,002
Other assets	14,244	13,710
Total assets	$120,346	$121,422

LIABILITIES AND PARTNERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable, including to affiliates	$5,636	$4,225
Operating lease current liabilities	15,736	14,734
Other current liabilities	6,351	6,710
Total current liabilities	27,723	25,669
Long-term debt	55,631	58,559
Asset retirement obligations	3,409	2,862
Operating lease long-term liabilities	34,680	33,582
Total liabilities	121,443	120,672

Partners' equity (deficit)	(1,097)	750
Total liabilities and partners' equity (deficit)	$120,346	$121,422

GREEN PLAINS PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per unit amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Var.	2023	2022	% Var.
Revenues
Affiliate	$19,191	$19,030	0.8%	$58,307	$55,867	4.4%
Non-affiliate	954	1,036	(7.9)	3,136	2,953	6.2
Total revenues	20,145	20,066	0.4	61,443	58,820	4.5
Operating expenses
Operations and maintenance (excluding depreciation and amortization reflected below)	6,709	6,287	6.7	21,032	18,012	16.8
General and administrative	2,705	949	185.0	5,560	3,059	81.8
Gain on sale of assets	(1,057)	—	100.0	(1,057)	—	100.0
Depreciation and amortization	780	1,194	(34.7)	2,424	2,915	(16.8)
Total operating expenses	9,137	8,430	8.4	27,959	23,986	16.6
Operating income	11,008	11,636	(5.4)	33,484	34,834	(3.9)
Interest income	235	—	100.0	598	—	100.0
Interest expense	(1,999)	(1,516)	31.9	(5,806)	(4,139)	40.3
Income before income taxes and income from equity method investee	9,244	10,120	(8.7)	28,276	30,695	(7.9)
Income tax expense	(30)	(37)	(18.9)	(224)	(114)	96.5
Income from equity method investee	195	83	134.9	615	454	35.5
Net income	$9,409	$10,166	(7.4)%	$28,667	$31,035	(7.6)%

Net income attributable to partners' ownership interests
General partner	$187	$204	(8.3)%	$573	$621	(7.7)%
Limited partners - common unitholders	9,222	9,962	(7.4)	28,094	30,414	(7.6)

Earnings per limited partner unit (basic and diluted)
Common units	$0.40	$0.43	(7.0)%	$1.21	$1.31	(7.6)%

Weighted average limited partner units outstanding (basic and diluted)
Common units	23,246	23,228		23,234	23,215

Supplemental Revenues Data
Storage and throughput services	$11,564	$11,565	—%	$34,693	$34,693	—%
Railcar transportation services	6,347	5,615	13.0	19,025	15,386	23.7
Terminal services	2,163	1,864	16.0	6,413	5,984	7.2
Trucking and other	71	1,022	(93.1)	1,312	2,757	(52.4)
Total revenues	$20,145	$20,066	0.4%	$61,443	$58,820	4.5%

GREEN PLAINS PARTNERS LP
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net income	$28,667	$31,035
Noncash operating adjustments
Depreciation and amortization	2,424	2,915
Other	(1,483)	(355)
Net change in working capital	1,810	(2,385)
Net cash provided by operating activities	31,418	31,210

Cash flows from investing activities
Purchases of property and equipment	(394)	(432)
Proceeds from disposition of assets	3,310	—
Net cash provided by (used in) investing activities	2,916	(432)

Cash flows from financing activities
Payments of distributions	(32,388)	(31,650)
Principal payments on long-term debt	(3,000)	(1,031)
Other	(16)	—
Net cash used in financing activities	(35,404)	(32,681)

Net change in cash and cash equivalents	(1,070)	(1,903)
Cash and cash equivalents, beginning of period	20,166	17,645
Cash and cash equivalents, end of period	$19,096	$15,742

GREEN PLAINS PARTNERS LP
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands except ratios)

	Three Months Ended September 30,				Nine Months Ended September 30,					LTM Ended September 30,
		2023		2022		2023		2022		2023

Net income		9,409		10,166		28,667		31,035		38,282
Interest expense, net		1,764		1,516		5,208		4,139		6,993
Income tax expense		30		37		224		114		191
Depreciation and amortization		780		1,194		2,424		2,915		3,602
Transaction costs		1,704		—		2,159		—		2,159
Gain on sale of assets		(1,057)		—		(1,057)		—		(1,057)
Unit-based compensation expense		60		61		179		180		239
Proportional share of EBITDA adjustments of equity method investee (1)		45		45		135		135		180
Adjusted EBITDA		12,735		13,019		37,939		38,518		50,589
Interest paid or payable, net of interest received		(1,764)		(1,516)		(5,208)		(4,139)		(6,993)
Income taxes paid or payable		(30)		(37)		(224)		(114)		(191)
Maintenance capital expenditures		(194)		(124)		(278)		(382)		(480)
Distributable cash flow (2)		$10,747		$11,342		$32,229		$33,883		$42,925
Distributions declared (3)		$10,802		$10,793		$32,397		$32,015		$43,190
Coverage ratio	0.99	x	1.05	x	0.99	x	1.06	x	0.99	x

Long-term debt										$55,631
Less: Cash and cash equivalents										19,096
Long-term debt, net of cash and cash equivalents										$36,535
Adjusted EBITDA										$50,589
Leverage ratio									0.72	x
(1) Represents our proportional share of depreciation and amortization of our equity method investee.
(2) Distributable cash flow does not include adjustments for the principal payment on the term loan of $1.5 and $3.0 million for the three and nine months ended September 30, 2023, respectively. Distributable cash flow does not include adjustments for the principal payments on the term loan of $1.0 million for the nine months ended September 30, 2022.
(3) Represents distributions declared for the applicable period and paid in the subsequent quarter.

Green Plains Contacts
Investors: Phil Boggs | Executive Vice President, Investor Relations | 402.884.8700 | phil.boggs@gpreinc.com
Media: Lisa Gibson | Communications Manager | 402.952.4971 | lisa.gibson@gpreinc.com

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